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                                                                    EXHIBIT 3(b)

                                     BY-LAWS

                                       of

                             HEWLETT-PACKARD COMPANY

                           (a California Corporation)

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                                    ARTICLE I

                                     OFFICES

        Section 1.1 PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 3000 Hanover Street, in the city of Palo Alto, State of California. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.

        Section 1.2 OTHER OFFICES. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

                                   ARTICLE II

                                    DIRECTORS

        Section 2.1 EXERCISE OF CORPORATE POWERS. Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

        Section 2.2 NUMBER. The number of the Corporation's directors shall be not less than eleven (11) nor more than twenty-one (21) until changed by an amendment of this Section 2.2 adopted by the Shareholders or Board of Directors. Within such limits the exact number of directors shall be thirteen (13) until changed by an amendment to this Section 2.2 adopted by the shareholders or by the Board of Directors.

        Section 2.3 NEED NOT BE SHAREHOLDERS. The directors of the corporation need not be shareholders of the corporation.

        Section 2.4 COMPENSATION. Directors shall receive for their services as directors such stated fees or other compensation and allowances for expenses of attendance as may from time to time be fixed by the Board of Directors. The directors may also serve the corporation in other capacities and receive compensation therefor.

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        Section 2.5 ELECTION AND TERM OF OFFICE. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

        Section 2.6 VACANCIES. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the approval of the shareholders. The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election requires the affirmative vote of a majority of the outstanding shares entitled to vote and must be made at a meeting duly called and held in accordance with Article X. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 2.7 REMOVAL. (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject to the following:

               (1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the

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               director's most recent election were then being elected;
               and

               (2) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

        (b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director's term of office.

        Section 2.8 NOTIFICATION OF NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. (As amended November 21, 1985.)

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                                   ARTICLE III

                                    OFFICERS

        Section 3.1 ELECTION AND QUALIFICATIONS OF CORPORATE OFFICERS. The Corporate officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer who shall be including but not limited to a Chairman of the Board, a Vice Chairman of the Board, a Chairman of the Executive Committee and a Treasurer as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Either the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or the President, as the Board of Directors may designate from time to time, shall be the Chief Executive Officer of the corporation. The Board of Directors may from time to time designate the President or any Executive Vice President as the Chief Operating Officer of the corporation. Any Vice President, Treasurer or Assistant Treasurer, or Assistant Secretary respectively may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

        Section 3.2 TERMS OF OFFICE AND COMPENSATION. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

        Section 3.3 REMOVAL AND VACANCIES. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

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        Section 3.4 APPOINTED OFFICERS. In addition to officers elected by the
Board of Directors in accordance with Sections 3.1 and 3.2 the corporation may have one or more appointed vice presidents. Such vice presidents may be appointed by the Chairman of the Board or the President and shall have such duties as may be established by the Chairman or President. Vice presidents appointed pursuant to this Section 3.4 may be removed in accordance with Section 3.3.

                                   ARTICLE IV

                             CHAIRMAN OF THE BOARD

        The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors, and shall have the power to call meetings of the shareholders and the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

                                   ARTICLE IVa

                           VICE CHAIRMAN OF THE BOARD

        Section 4.1a POWERS AND DUTIES. The Vice Chairman of the Board of Directors, if there shall be one, shall, in the case of the absence, disability or death of the Chairman, exercise all the powers and perform all the duties of the Chairman of the Board. The Vice Chairman shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

                                   ARTICLE IVb

                       CHAIRMAN OF THE EXECUTIVE COMMITTEE

        Section 4.1b POWERS AND DUTIES. The Chairman of the Executive Committee, if there be one, shall have the power to call meetings of the shareholders and also of the Board of Directors to be held subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Executive Committee shall deem proper. The Chairman of the Executive Committee shall have such other powers and be subject to such other duties as the Board of Directors may from time to time prescribe. (As amended January 20, 1978.)

                                    ARTICLE V

                                    PRESIDENT

        Section 5.1 POWERS AND DUTIES.  The powers and duties of the
President are:

        (a) To call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

        (b) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been

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authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation, and to sign certificates for shares of stock of the corporation.

        (c) To have such other powers and be subject to such other duties as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                                 VICE PRESIDENT

        Section 6.1 POWERS AND DUTIES OF ELECTED VICE PRESIDENTS. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

        Section 6.2 POWERS AND DUTIES OF APPOINTED VICE PRESIDENTS. Vice Presidents appointed pursuant to Section 3.4 shall have such powers and duties as may be fixed by the Chairman or President, except that such appointed vice presidents may not exercise the powers and duties of the President.


                                   ARTICLE VII

                                    SECRETARY

        Section 7.1 POWERS AND DUTIES.  The powers and duties of the
Secretary are:

        (a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

        (b) To keep the Seal of the Corporation and to affix the same to all instruments which may require it.



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        (c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares, and the number and date of cancellation of every certificate surrendered for cancellation.

        (d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

        (e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof.

        (f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal, or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

        (g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

                                  ARTICLE VIII

                             CHIEF FINANCIAL OFFICER



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        Section 8.1 POWERS AND DUTIES.  The powers and duties of the
Chief Financial Officer are:

        (a) To supervise the corporate-wide treasury functions and financial reporting to external bodies.

        (b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial Officer's discretion, to cause any or all thereof to be deposited for the account of the corporation at such depositary as may be designated from time to time by the Board of Directors.

        (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for monies paid in for the account of the corporation.

        (d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

        (e) To render to the President and to the Board Of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

        (f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

                                   ARTICLE IX

                             COMMITTEES OF THE BOARD

        Section 9.1 APPOINTMENT AND PROCEDURE. The Board Of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

        Section 9.2 POWERS. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

        (a) the approval of any action which requires the approval or vote of the shareholders;



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        (b) the filling of vacancies on the Board or on any committee;

        (c) the fixing of compensation of the director for serving on the Board or on any committee;

        (d) the amendment or repeal of By-Laws or the adoption of new By-Laws ;

        (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

        (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board;

        (g) the appointment of other committees of the Board Or the members thereof.

        Section 9.3 EXECUTIVE COMMITTEE. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific directions to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

                                    ARTICLE X

                            MEETINGS OF SHAREHOLDERS

        Section 10.1 PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section
1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

        Section 10.2 TIME OF ANNUAL MEETINGS. The annual meeting of the shareholders shall be held at the hour of 2:00 o'clock in the afternoon on the fourth Tuesday in February of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday.



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        Section 10.3 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or the holders of shares entitled to cast not less than 10% of the vote at the meeting.

        Section 10.4 NOTICE OF MEETINGS. (a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of subdivision (b) any proper matter may be presented by or at the direction of the Board of Directors at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

       (b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

           (1) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;

          (2) a proposal to amend the Articles of Incorporation;

          (3) a proposal regarding a reorganization, merger or consolidation involving the corporation;

          (4) a proposal to wind up and dissolve the corporation;

          (5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

        (c) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 10.4(a), (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors in accordance with Section 10.4(a), or (3) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than ninety (90) calendar days in advance of the annual meeting date determined in accordance with Section 10.2. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the


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shareholder pursuant to Regulation 14A under the Securities Exchange Act of
1934, as amended (the "1934 Act"), in his capacity as a proponent to a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 10.4. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10.4, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

        Section 10.5 DELIVERY OF NOTICE. Notice of a shareholders' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the share holder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

        If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders.

        Section 10.6 ADJOURNED MEETINGS. When a shareholders' meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be



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given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Section 10.7 CONSENT TO SHAREHOLDERS' MEETING. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, unless otherwise provided in the Articles of Incorporation or By-Laws, except as provided in subdivision (b) of Section 10.4.

        Section 10.8 QUORUM. (a) The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or these By-Laws and except as provided in subdivision (b).

        (b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.



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        (c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

        Section 10.9 ACTION BY CONSENT. Subject to the rights of the holders of shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as to dividend or upon liquidation, any action required or permitted to be taken by the shareholders of the Company must be effected at a duly called annual or special meeting of shareholders of the Company and may not be effected by any consent in writing by such shareholders. (As amended November 21, 1985).

        Section 10.10 VOTING RIGHTS. Except as provided in Section 10.12 or in the Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on any matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

        Section 10.11 DETERMINATION OF HOLDERS OF RECORD. (a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

        (b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above then:

               (1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.


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

               (2) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

        (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

        (d) Shareholders on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation of these By-Laws or by agreement or applicable law.

        Section 10.12 ELECTION FOR DIRECTORS. (a) Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

        (b) No shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless such candidates or candidates' names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

        (c) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

        (d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the By-Laws so require.

        Section 10.13 PROXIES. (a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

        (b) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

        (c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

        Section 10.14 INSPECTORS OF ELECTION. (a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

        (b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

        (c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

        Section 10.15 ORGANIZATION. The Chairman of the Board Of Directors shall preside at each meeting of shareholders. In the absence of the Chairman, the meeting shall be chaired by an officer of the corporation in accordance with the following order: Vice Chairman, Chairman of the Executive Committee, President, Executive Vice President, Senior Vice President and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure. (As amended November 21, 1985).

                                   ARTICLE XI

                              MEETING OF DIRECTORS.

        Section 11.1 PLACE OF MEETINGS. Unless otherwise specified in the notice thereof, meetings (whether regular, special, or


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

adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designed as an office for such purpose in accordance with the laws of the State of California, or in any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

        Section 11.2 REGULAR MEETINGS. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, at such times as may be designated from time to time by the Board of Directors.

        Section 11.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President, the Chairman of the Executive Committee, any Vice President or the Secretary or by any two (2) or more of the directors. (As amended January 20, 1978.)

        Section 11.4 NOTICE OF MEETINGS. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone, telegraph or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

        Section 11.5 QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 11.6 ADJOURNED MEETINGS. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 11.7 WAIVER OF NOTICE AND CONSENT. (a) Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

        (b) The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 11.8 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as an unanimous vote of such directors.

        Section 11.9 CONFERENCE TELEPHONE MEETINGS. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

        Section 11.10 ORGANIZATION. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman, the meeting shall be chaired by one of the following directors in the order stated:
Vice Chairman, Chairman of the Executive Committee, President and Executive Vice President. In the absence of all such directors, a President Pro Tem chosen by a majority of the directors present shall preside at the meeting.

        Section 11.11 MEETINGS OF COMMITTEES. The provisions of this Article, except for Section 11.10, apply also to committees of the Board and action by such committees.

                                   ARTICLE XII

                                SUNDRY PROVISIONS

        Section 12.1 INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of the corporation, as all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

        Section 12.2 FISCAL YEAR. The fiscal year of this corporation shall begin on the first day of November of each year and end on the last day of October of the following year.

        Section 12.3 SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

        Section 12.4 CERTIFICATES OF STOCK. There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

      Section 12.5 LOST CERTIFICATES. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

        Section 12.6 CERTIFICATION AND INSPECTION OF BY-LAWS. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

        Section 12.7 NOTICES. Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

        Section 12.8 REPORTS TO SHAREHOLDERS. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than one hundred (100) holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law). At Such time or times, if any, that the corporation has one hundred (100) or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.


                                  ARTICLE XIII

           CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW

      Section 13.1 DEFINITIONS. Unless defined Otherwise in these By-Laws or, unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

      Section 13.2 BY-LAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

      Section 13.3 BY-LAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in
Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

                                   ARTICLE XIV

                                   AMENDMENTS

      All by-laws of the Company shall be subject to alteration, amendment, or repeal, in whole or in part, and new By-Laws not inconsistent with the laws of the State of California or any provision of the Certificate of Incorporation may be made, either by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the Board, or by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Company entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, provided that, in each case of a proposed alteration, amendment, or repeal of the By-Laws of or the proposal of new By-Laws to be voted on at a meeting of shareholders notices thereof shall be included in the notice of the meeting of the shareholders.

As amended Effective November 21, 1997